UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 25, 2006 (October 25, 2006)

RTO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15579	84-0348444
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

307 South Main Street
Pratt, Kansas 67124
(Address of Principal Executive Offices)

(620) 672-2814
Registrant’s Telephone Number, Including Area Code:

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into Material Definitive Agreement.

On October 5, 2006, Orion Ethanol, LLC, a wholly-owned subsidiary of RTO Holdings, Inc. (OTCBB: RTOH) (the “Registrant”), entered into an option agreement that provides it with an option to purchase land located in Sumner County, Kansas. In consideration of the initial option Orion paid to the grantee of the option $10,000. The initial option expires on November 30, 2006 and may be extended on a month-to-month basis upon the payment of $5,000 per month until September 2008. Orion may exercise its option by paying a total of $600,000, less prior option payments, to the option grantee in order to acquire the land. The land consists of approximately 160 acres and it may be used as a site for an ethanol production plant and a rail loop track. Prior to exercising its option, Orion will have access to the land for testing and evaluation on the land’s viability as a site for a location of an ethanol plant and rail loop track. A copy of the option agreement is a annexed to this Form 8-K as Exhibit 10.1.

ITEM 7.01. Regulation FD Disclosure.

The Registrant is furnishing as Exhibit 99.1 to this Form 8-K a copy of a presentation containing industry and company updates, including updates regarding the Registrant’s construction projects.

ITEM 8.01. Other Events.

On October 24, 2006, Orion, announced that it has received air quality permits for its planned ethanol plants in Shattuck, Oklahoma and Enid, Oklahoma. The permits, which were the first air permits issued by the Oklahoma Department of Environmental Quality for ethanol plants, were received on October 18, 2006. When complete, each of these ethanol facilities will have a nameplate production capacity of 55 million gallons per year. The Shattuck and Enid plants are being designed by Lurgi PSI, Inc., and are expected to begin production in the first and second quarters of 2008, respectively. The press release is attached as Exhibit 99.2 to this Form 8-K.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto (other than the information contained in Item 1.01 and Exhibit 10.1 to this report) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Option to Purchase Real Property Agreement, dated as of October 5, 2006, by and between Charter Equities, Inc. and Orion Ethanol, LLC.

99.1	Presentation of RTO Holdings, Inc., dated October 24, 2006

99.2	Press Release dated October 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTO Holdings, Inc.

Date: October 25, 2006

 /s/ Gary C. Evans
Gary C. Evans
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Option to Purchase Real Property Agreement, dated as of October 5, 2006, by and between Charter Equities, Inc. and Orion Ethanol, LLC.

99.1	Presentation of RTO Holdings, Inc., dated October 24, 2006

99.2	Press Release dated October 24, 2006.